Exhibit 99.1

The Marcus Corporation Announces Completion of Private Offering of $100 Million Senior Notes and $86.4 Million Convertible Senior Notes Repurchases

Milwaukee, July 15, 2024 … The Marcus Corporation (NYSE: MCS) announced today the completion of a private placement offering of $100 million aggregate principal amount of senior notes, and the soon to be completed repurchases and retirement of $86.4 million of aggregate principal amount of senior convertible notes. The refinancing transactions extended debt maturities and mark a significant step in simplifying the Company’s capital structure.
Summary of Transactions

•The Company raised $100 million from new and existing investors through an upsized and oversubscribed private placement offering (the “Offering”) of senior notes in two tranches issued at a price of 100.00% of the aggregate principal amount thereof:

◦Tranche A - $60 million aggregate principal amount of 6.89% senior notes due 2031 (final maturity of 7 years with amortization payments starting on the third anniversary of the closing) (the “Tranche A Notes”); and

◦Tranche B - $40 million aggregate principal amount of 7.02% senior notes due 2034 (final maturity of 10 years with amortization payments starting on the fourth anniversary of the closing) (the “Tranche B Notes” and, collectively with the Tranche A Notes, the “Offered Notes”).

The Offered Notes are guaranteed by the Company’s restricted subsidiaries that guarantee its existing senior notes and credit facility, and share in the same collateral securing those obligations.

•The net proceeds of the Offering will be used to refinance the previously disclosed $86.4 million aggregate principal amount of privately negotiated cash repurchases effected over two separate repurchase tranches (the “Repurchases”) of the Company’s 5.00% Convertible Senior Notes due 2025 (the “Convertible Senior Notes”) and for general corporate purposes. The first repurchase transaction retired $40 million of principal of Convertible Senior Notes and closed on June 14, 2024, and the second repurchase transaction will retire $46.4 million of principal of Convertible Senior Notes upon closing expected to occur on or about July 16, 2024. In connection with the Repurchases, the Company entered into unwind agreements with certain financial institutions to terminate a portion of the existing capped call transactions in a notional amount equal to the aggregate principal amount of the Repurchases. Upon closing, the final cash cost of the Repurchases, net of the cash received from the unwind of the capped call transactions, will be $87.9 million.

Following the completion of the Repurchases, $13.649 million aggregate principal amount of the Convertible Senior Notes are expected to remain outstanding. The Company intends to settle the remaining Convertible Senior Notes with cash and consideration received from settlement of the remaining capped call transactions (if any) at or prior to maturity.

“We were thrilled by the strong show of support that we received from new and existing investors who participated in our oversubscribed and competitively priced notes offering,” said Chad Paris, Chief Financial Officer of The Marcus Corporation. “Notably, we achieved our goals of extending maturities and significantly simplifying our capital structure by retiring a substantial majority of our convertible notes at attractive pricing and eliminating potential future dilution from the convertible notes for our shareholders.”

The Offered Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Offered Notes have been and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

J. Wood Capital Advisors served as financial advisor for the Repurchases. Bank of America Securities served as private placement agent for the Offering. Foley & Lardner LLP served as legal counsel to The Marcus Corporation in the Offering and the Repurchases.
Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to the factors discussed in our 2023 Annual Report on Form 10-K under “Risk Factors,” which is on file at the U.S. Securities and Exchange Commission, and in our subsequent filings. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Our forward-looking statements are based upon our assumptions, which are based upon currently available information. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
About The Marcus Corporation
Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 995 screens at 79 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 16 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.
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